UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2017

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2017, the Board of Directors of Verastem, Inc. (the “Company”) appointed Brian Stuglik as a Class II director of the Company, effective as of September 2, 2017.

In connection with his appointment as a director, Mr. Stuglik received a stock option grant of 50,000 shares of the Company’s common stock. Mr. Stuglik will be eligible to receive certain annual cash retainer fees and an annual stock option grant under the Company’s director compensation policy. Mr. Stuglik also entered into a customary indemnification agreement with the Company.

A press release announcing Mr. Stuglik’s appointment is filed as Exhibit 99.1 hereto.

Item 8.01. Other Events.

On September 6, 2017, the Company issued a press release announcing top-line results from the Phase 3 DUO study evaluating the efficacy and safety of duvelisib in patients with relapsed or refractory chronic lymphocytic leukemia and small lymphocytic lymphoma. The full text of this press release is filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on September 6, 2017

99.2	Press Release issued by Verastem, Inc. on September 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: September 6, 2017	By:	/s/ Julie B. Feder
Julie B. Feder
Chief Financial Officer